Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

dated as of

November [●], 2017

among

INFLARX N.V.

and

THE SHAREHOLDERS PARTY HERETO

TABLE OF CONTENTS

i

Exhibit A        Joinder Agreement

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT dated as of November [●], 2017 (this “Agreement”) by and among InflaRx N.V., a Dutch public company with limited liability (the “Company”), and the shareholders listed on the signature pages hereto, as well as any Permitted Transferees (as defined below).

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, and provided further that “Affiliate” with respect to those Shareholders that are advisory clients of a Person shall include other funds and accounts managed by such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Amsterdam, the Netherlands are authorized by law to close.

“Common Shares” means ordinary shares, nominal value €0.12 per share, of the Company and any shares into which such Common Shares may thereafter be converted or changed (including, without limitation, by way of share dividend, share split, reverse share split, combination, reclassification or similar change in the capital structure of the Company involving such ordinary shares).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“First Public Offering” means the Company’s initial Public Offering.

“Permitted Transferee” means in the case of any Shareholder, a Person to whom Registrable Securities are Transferred by such Shareholder in accordance with Section 4.01(b); provided that (i) such Transfer does not violate any agreements between such Shareholder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144 and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.01(b).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4, Form F-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Common Shares and any other securities issued or issuable by the Company or any of its successors or assigns in respect of any such Common Shares by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or otherwise until (i) a registration statement covering such Common Shares or such other securities has been declared effective by the SEC and such Common Shares or such other securities have been disposed of pursuant to such effective registration statement, (ii) such Common Shares or such other securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met or (iii) such Common Shares or such other securities are eligible for sale by the holder thereof without registration under Rule 144 without volume limitation during a three-month period.

“Registration Expenses” means any and all expenses incident to the performance of, or compliance with, any registration or marketing of Registrable Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable and documented fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonably incurred fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonably incurred fees and disbursements of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold in the offering for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable and documented fees and expenses of any counsel thereto, (x) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and covered fees (other than pursuant to clause (ix) hereof), (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts). For the avoidance of doubt, Registration Expenses shall not include any underwriting fees, discounts, commissions or taxes attributable to the sale of Registrable Securities.

“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Registrable Securities.

“Transfer” means, with respect to any Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b)            Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Damages	3.01
Demand Notice	2.01(a)
Demand Registration	2.01(a)
Indemnified Party	3.05
Indemnifying Party	3.05
Initial Requesting Shareholders	2.01(a)
Initial Shelf Requesting Shareholders	2.03
Joinder Agreement	4.01(b)
Maximum Offering Size	2.01(e)
Notice	4.02
Piggyback Registration	2.02(a)
Requesting Shareholder	2.01(a)
Shelf Registration	2.03
Shelf Requesting Shareholder	2.03
Underwritten Takedown	2.03

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Article 2
Registration Rights

Section 2.01. Demand Registration. (a) If at any time after 180 days following the completion of the First Public Offering, the Company shall receive a request from a Shareholder or group of Shareholders, in each case holding at least 40% of the outstanding Registrable Securities (the requesting Shareholder(s) shall be referred to herein as the “Initial Requesting Shareholders”), that the Company effect the registration under the Securities Act of all or any portion of such Initial Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall give notice (a “Demand Notice”) of such requested registration (each such request shall be referred to herein as a “Demand Registration”) to the other Shareholders, which notice shall be given not later than five Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration. Such other Shareholders may, upon notice received by the Company no later than two Business Days after the date of notice of a Demand Registration, request that the Company also effect the registration under the Securities Act of all or any portion of each such other Shareholder’s Registrable Securities (such other requesting Shareholders, together with the Initial Requesting Shareholder(s), shall be referred to herein as the “Requesting Shareholders”). Thereafter, subject to the restrictions in Section 2.01(e), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 2.01 to the extent necessary to permit the disposition of the Registrable Securities so to be registered (in accordance with the intended methods thereof as aforesaid), provided that the Company shall be permitted to effect the registration under the Securities Act of any securities other than the Registrable Securities (including for the benefit of Persons not party to this Agreement) as part of any Demand Registration; provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $20,000,000 or such lesser amount that constitutes all of the Requesting Shareholder’s Registrable Securities (provided that such lesser amount is at least $10,000,000). In no event shall the Company be required to effect (i) more than one Demand Registration hereunder within any six-month period or (ii) any Demand Registration if, at the time of such request, six or more Demand Registrations and Underwritten Takedowns (as defined below) have previously been effected ((i) and (ii) hereinafter collectively referred to as the “Demand Registration Limitations”).

(b)            At any time prior to the effective date of the registration statement relating to a Demand Registration, a Shareholder may withdraw from the related registration by providing written notice to the Company. If sufficient Registrable Securities are so withdrawn such that the number of Registrable Securities to be included in such Demand Registration does not meet the applicable threshold required for such Demand Registration pursuant to Section 2.01(a), the Company may cease all efforts to effect such Demand Registration, and upon the Company ceasing all efforts to effect registration, such Demand Registration shall be deemed revoked. A request, so revoked, shall be considered to be a Demand Registration for purposes of the Demand Registration Limitations unless (i) such revocation arose out of the fault of the Company or (ii) the Requesting Shareholders reimburse the Company for all Registration Expenses (other than the expenses set forth under clause (v) of the definition of the term Registration Expenses) incurred prior to such revocation, pro rata among such Requesting Shareholders on the basis of the number of Registrable Securities of such Requesting Shareholders that were to be included in such revoked Demand Registration.

(c)            The Company shall be liable for and shall pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, unless the Requesting Shareholders elect to pay such Registration Expenses as described in the last sentence of Section 2.01(b).

(d)            A Demand Registration shall not be deemed to have occurred (other than as provided in Section 2.01(b)) unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 30 days (or such shorter period in which all Registrable Securities of the Requesting Shareholders included in such registration have actually been sold thereunder).

(e)            If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering

Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)            first, all Registrable Securities requested to be included in such registration by all Requesting Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder, and

(ii)            second, any securities proposed to be registered by the Company (including for the benefit of any other Persons not party to this Agreement).

(f)            Upon notice to the Requesting Shareholders, the Company may postpone effecting a Demand Registration on two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate in any period of twelve consecutive months, if (i) the Company reasonably determines in good faith that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.02. Piggyback Registration. (a) If at any time later than 180 days after the Initial Public Offering the Company proposes to register any Common Shares under the Securities Act (other than (i) a Shelf Registration, which will be subject to the provisions of Section 2.03; provided that any Underwritten Takedown will be subject to this Section 2.02, or (ii) a registration on Form S-8, F-4 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least two Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”). Any such Shareholder may, within two Business Days after the receipt of notice from the Company, request that the Company also effect the registration under the Securities Act of all or any portion of such Shareholder’s Registrable Securities. Thereafter, subject to the provisions of Section 2.02(b), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that (A) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Company, and (B) if, at any time after giving notice of its intention to register any Common Shares pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01 or a Shelf Registration to the extent required by Section 2.03. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)            If a Piggyback Registration involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)            first, so much of the Common Shares proposed to be registered for the account of the Company, as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Shareholder, and

(iii)          third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03. Shelf Registration. (a) At any time after the first anniversary of the First Public Offering, if the Company is eligible to use Form F-3 or Form S-3, a Shareholder or group of Shareholders, in each case holding at least 20% of the Registrable Securities (the requesting Shareholder(s) shall be referred to herein as the “Initial Shelf Requesting Shareholders”), may request the Company to effect a registration of some or all of the Registrable Securities held by such Initial Shelf Requesting Shareholders under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor or similar rule) (a “Shelf Registration”). The Company shall give notice of such requested Shelf Registration to the other Shareholders at least two Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration. Such other Shareholders may, upon notice received by the Company no later than two Business Days after the date of the notice of a Shelf Registration, request that the Company also effect a registration of some or all of the Registrable Securities held by such other Shareholders (such other requesting Shareholders, together with the Initial Shelf Requesting Shareholders, the “Shelf Requesting Shareholders”). Thereafter, subject to the restrictions set forth in Section 2.01(e), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities for which the Shelf Requesting Shareholders have requested registration under this Section 2.03 to the extent necessary to permit the disposition of the Registrable Securities so to be registered on such Shelf Registration, provided that the Company shall be permitted to effect the registration under the Securities Act of any securities other than the Registrable Securities (including for the benefit of Persons not party to this Agreement) as part of any Shelf Registration. The Company shall only be required to effectuate one Public Offering from such Shelf Registration (an “Underwritten Takedown”) within any six-month period, which offering shall be deemed a Demand Registration for purposes of the Company’s obligation to effect no more than six Demand Registrations in the aggregate as set forth in Section 2.01(a).

(b)       The provisions of Section 2.01 shall apply mutatis mutandis to each Underwritten Takedown except as otherwise provided in this Section 2.03, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering, references to “registration” being deemed references to the offering, references to “Demand Registration” being deemed references to “Shelf Registration” or “Underwritten Takedown” as applicable and references to “Requesting Shareholders” being deemed references to “Shelf Requesting Shareholders”; provided that Shelf Requesting Shareholders shall only include Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, no Shareholder may request any Demand Registration pursuant to Section 2.01 with respect to Registrable Securities that are registered or registrable without the need for an amendment (other than an automatically effective amendment) on such Shelf Registration.

Section 2.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01, 2.02, or 2.03, subject to the provisions of such Sections, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and, in connection with any such request:

(a)            The Company shall use commercially reasonable efforts to prepare and file with the SEC within 120 days of such request or such later date as necessary to comply with applicable law, a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 30 days, or in the case of a Shelf Registration, three years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

(b)            Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by a registration statement or prospectus or any amendments or supplements thereto copies of such registration statement, prospectus, amendment or supplement in the form as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, prospectus, amendment and supplement (in each case excluding all exhibits thereto and documents incorporated by reference therein unless specifically requested), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c)            After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)            The Company shall use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)            The Company shall as promptly as practicable notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)            The Company shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from any exercise of a Demand Registration or Underwritten Takedown. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary in the judgment of Company counsel, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)            In connection with any Public Offering, the Company shall use commercially reasonable efforts to furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter(s) therefor reasonably requests.

(h)            The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earning statement satisfies the requirements of Rule 158 under the Securities Act.

(i)            The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. In connection with a Shelf Registration, any Shareholder that does not provide such information within two Business Days of a request by the Company may have its Registrable Securities excluded from such Shelf Registration.

(j)            Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(k)            The Company shall use commercially reasonable efforts to list all Registrable Securities sold pursuant to an offering conducted pursuant to this Agreement on any securities exchange or quotation system on which the Common Shares are then listed or traded.

(l)            In any Public Offering conducted pursuant to a Demand Registration, the Company shall have appropriate officers of the Company (i)  be available to prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(m)            Each Shareholder agrees that, in connection with any offering conducted pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company (which authorization shall not be unreasonably withheld) and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any Public Offering conducted hereunder other than the prospectus and any such free writing prospectus so authorized.

Section 2.05. Participation In Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and consistent with the provisions of this Agreement and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents consistent with the provisions of this Agreement and reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.06. Rule 144 Sales; Cooperation By The Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Without limiting the foregoing, the Company shall at any time after any of the Company’s Common Shares are registered under the Securities Act or the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144; (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell any Registrable Securities without registration.

Article 3
Indemnification and Contribution

Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, and all officers, directors and employees of such Shareholder, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.

Section 3.02. Indemnification by Participating Shareholders. (a) Each Shareholder holding Registrable Securities covered by a registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.01, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf relating to such Shareholder or the Registrable Securities held by it expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02.

Section 3.03. Undertaking. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities

Section 3.04. Liability. No Shareholder shall be liable for indemnification obligations under Section 3.02 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.05. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 3.01 or 3.02 such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable and documented fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying

Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 3.06. Contribution. (a) If the indemnification provided for in Section 3.01 or 3.02 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Sections 3.01 or 3.02 was available to such party in accordance with its terms.

(b)       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.06 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.06, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Shareholder. Each Shareholder’s obligation to contribute pursuant to this Section 3.06 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Article 3 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Article 4
Miscellaneous

Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Registrable Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Article 3 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Registrable Securities and (ii) this Article 4).

(b)            Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign all or any portion of its rights hereunder to any Permitted Transferee of such Shareholder with respect to not less than 5% of the outstanding Common Shares at the time of such transfer; provided, however, that no such minimum share assignment requirement shall be necessary for an assignment by a Shareholder which is a (i) partnership to its partners in accordance with their partnership interests, (ii) a limited liability company to its members in accordance with their interests in the limited liability company, (iii) a corporation to its stockholders in accordance with their interests in the corporation or (iv) to an Affiliate of such Shareholder. Any such Permitted Transferee must (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Shareholder.” Any such transfer to a Permitted Transferee must be in compliance with the Securities Act and any other applicable securities “blue sky” laws.

(c)            Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications (each, a “Notice”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission, if to the Company to:

InflaRx N.V.
Winzerlaer Str. 2

07745 Jena, Germany
Attention: Niels Riedemann, Chief Executive Officer
Email: Niels.Riedemann@inflarx.de

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Sophia Hudson
Fax: (212) 701-4762
Email: sophia.hudson@davispolk.com

if to any Shareholder, at the address for such Shareholder listed on the signature pages below or otherwise provided to the Company as set forth below.

Any Notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Shareholder after the date hereof shall provide its address, fax number and email address to the Company.

Section 4.03. Waiver; Amendment; Termination. (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of a majority of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Stockholder be adversely affected (without similarly adversely affecting the rights of all Stockholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)       This Agreement shall terminate upon the earlier to occur of (i) the fifth anniversary of the First Public Offering and (ii) the date on which there are no remaining Registrable Securities held by the Shareholders party hereto.

Section 4.04. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08. Counterparts; Effectiveness. This Agreement may be executed (including by facsimile or other electronic image scan transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have executed and delivered this Agreement. Until and unless each party has executed and delivered this Agreement, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.09. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11. Confidentiality. Each Shareholder agrees that it will use, and will cause each of its affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, “Agents”) to use, all commercially reasonable efforts to maintain the confidentiality of all confidential information disclosed to it by the Company and identified in writing as confidential and will not, without the prior written consent of the Company, use such confidential information other than in connection with the transactions contemplated herein. The foregoing shall not apply to confidential information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.11 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that any Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and for the purpose of evaluating its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Shareholder, if such prospective purchaser is not a competitor to the Company (as determined in good faith by the Company’s Board of Directors) and agrees to be bound by the provisions of this Section 4.11; (iii) to a member, partner, stockholder or wholly owned subsidiary of such Shareholder in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law. Each Shareholder further agrees that any notice received pursuant to this Agreement, including any notice of a proposed public offering, postponement of an offering or other similar notice regarding the Company’s securities, is confidential information and that any trading in securities of the Company following receipt of such information may only be done in compliance with all applicable securities laws. Notwithstanding anything to the contrary contained in this Section 4.11, any Shareholder or any Shareholder’s partner, member, investment manager, subsidiary or parent may identify only the Company and the value of such Shareholder’s security holdings in the Company (and not, for the avoidance of doubt, other confidential information with respect to the Company’s business) without prior notice to or consent from the Company and such Shareholder shall otherwise comply with the confidentiality obligations set forth in this Section 4.11.

Section 4.12. Independent Nature of Shareholders' Obligations and Rights. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INFLARX N.V.

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

1

By:
Name:
Title:

AND

By:
Name:
Title:

Address for Notices: Address:

Fax number: Email address:

2

By:

Title:

Address for Notices: Address:

Fax number: Email address:

3

By:
Name:
Title:

Address for Notices: Address:

Fax number: Email address:

4

By:
Name:
Title:

Address for Notices: Address:

Fax number: Email address:

5

By:
Name:
Title:

Address for Notices: Address:

Fax number: Email address:

6

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of November [●], 2017 (as the same may be amended from time to time, the “Registration Rights Agreement”), by and among InflaRx N.V. and the shareholders party thereto listed on the signature pages, as well as any Permitted Transferees. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a Permitted Transferee of a Shareholder thereto, and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: [Address] [Fax number] [Email address]